Exhibit 99.1

Marlin Midstream Partners, LP Reports Third Quarter 2014 Financial Results
HOUSTON, October 29, 2014/GlobeNewswire/ -- Marlin Midstream Partners, LP (NASDAQ: FISH), a Delaware limited partnership (“Marlin” or “the Partnership”), today announced financial results for the third quarter of 2014.
For the third quarter of 2014, net income totaled $6.1 million, $0.33 per limited partner unit, and adjusted EBITDA1 was $8.8 million. Distributable cash flow1 for the third quarter of 2014 was $8.1 million resulting in a distribution coverage ratio1 of over 1.2x for the period.
“We are pleased to announce yet another quarter of strong financial results for the Partnership,” said Chairman and CEO W. Keith Maxwell III. “With the completion of our first dropdown at the beginning of August this quarter, we have again achieved a coverage ratio well ahead of target and have increased our third quarter distribution by 1.4% to $0.365 per unit or $1.46 on an annualized basis. As we proceed in the last quarter of 2014, we will continue to focus on steadily increasing distributions to our unitholders while executing on growth opportunities.”
1 Please see the tables at the end of this press release for a reconciliation of non-GAAP to GAAP measures and calculation of the coverage ratio.
Summary Third Quarter 2014 Financial Results
For the third quarter of 2014, Marlin reported gross margin1 of $14.5 million compared to gross margin of $12.5 million for the third quarter of 2013. The gross margin increase is attributable to the new logistics contract entered into with Associated Energy Services, LP at the time of our initial public offering, the recent transloader dropdown, and the escalation of prices on existing contracts.
For the midstream natural gas gathering and processing segment, gross margin was $10.2 million for the third quarter of 2014. This compares to gathering and processing segment gross margin of $10.2 million for the third quarter of 2013.
For the crude oil logistics segment, gross margin was $4.2 million for the third quarter of 2014, compared to crude oil logistics segment gross margin of $2.3 million for the third quarter of 2013. The increase in crude oil logistics segment gross margin is primarily due to the recent transloader dropdown transaction that closed on August 1, 2014.
On October 16, 2014, the board of directors of Marlin’s general partner declared a quarterly cash distribution of $0.365 per unit, or $1.46 per unit on an annualized basis, for the third quarter of 2014. This distribution represents an increase of 1.4% over the quarterly distribution of $0.360 per unit ($1.44 on an annualized basis) paid for the second quarter of 2014. The quarterly distribution will be paid on November 4, 2014 to unitholders of record as of October 30, 2014.
Conference Call and Webcast
Marlin will host a conference call to discuss third quarter 2014 results at 12:00 p.m. CT (1:00 p.m. ET) on Thursday, October 30, 2014.
Interested parties can listen to a live webcast of the call from the Events & Presentations page of the Marlin Investor Relations website at http://investor.marlinmidstream.com/events.cfm. An archived replay of the webcast will be available for 12 months following the live presentation.
The call can be accessed live over the telephone by dialing 1-877-815-2357, or 1-330-968-0354 for international callers. The conference ID for the call is 11841683. A telephonic replay of the call will be available through November 7, 2014 and can be accessed by dialing 1-855-859-2056, or 1-404-537-3406 for international callers, with conference ID number 11841683.
About Marlin
Marlin is a fee-based, growth oriented Delaware limited partnership formed to develop, own, operate and acquire midstream energy assets. Marlin currently provides natural gas gathering, transportation, treating and processing services, NGL transportation services and crude oil transloading services. Headquartered in Houston, Texas, Marlin's assets include two related natural gas processing facilities located in Panola County, Texas, a natural gas processing facility located in Tyler County, Texas, two natural gas gathering systems connected to its Panola County processing facilities, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines and three crude oil transloading facilities containing six crude oil transloaders.
www.marlinmidstream.com

Forward-Looking Statements

This press release may contain forward-looking statements concerning Marlin’s operations, economic performance and financial condition. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or include other “forward-looking” information. Although Marlin believes that the expectations reflected in such forward-looking statements are reasonable, the Partnership can give no assurance that such expectations will be realized.
These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from expectations include, but are not limited to, the following risks and uncertainties:

▪	the volume of natural gas we gather and process and the volume of NGLs we transport;

▪	the volume of crude oil that we transload;

▪	the level of production of crude oil and natural gas and the resultant market prices of crude oil, natural gas and NGLs;

▪	the level of competition from other midstream natural gas companies and crude oil logistics companies in our geographic markets;

▪	the level of our operating expenses;

▪
regulatory action affecting the supply of, or demand for, crude oil or natural gas, the transportation rates we can charge on our pipelines, how we contract for services, our existing contracts, our operating costs or our operating flexibility;

▪	capacity charges and volumetric fees that we pay for NGL fractionation services;

▪	realized pricing impacts on our revenues and expenses that are directly subject to commodity price exposure;

▪	the creditworthiness and performance of our customers, suppliers and contract counterparties, and any material nonpayment or non-performance by one or more of these parties;

▪
damage to pipelines, facilities, plants, related equipment and surrounding properties caused by hurricanes, earthquakes, floods, fires, severe weather, explosions and other natural disasters and acts of terrorism including damage to third party pipelines or facilities upon which we rely for transportation services;

▪	outages at the processing or fractionation facilities owned by us or third parties caused by mechanical failure and maintenance, construction and other similar activities;

▪	leaks or accidental releases of products or other materials into the environment, whether as a result of human error or otherwise;

▪	the level and timing of our expansion capital expenditures and our maintenance capital expenditures;

▪	the cost of acquisitions, if any;

▪	the level of our general and administrative expenses, including reimbursements to our general partner and its affiliates for services provided to us;

▪	our debt service requirements and other liabilities;

▪	fluctuations in our working capital needs;

▪	our ability to borrow funds and access capital markets;

▪	restrictions contained in our debt agreements;

▪	the amount of cash reserves established by our general partner;

▪	other business risks affecting our cash levels; and

▪	other factors discussed below and elsewhere in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and in our other public filings and press releases.
Such risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Marlin undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Gross Margin, Adjusted EBITDA and Distributable Cash Flow

Marlin uses gross margin, or revenues less cost of revenues, as its primary performance measure. Gross margin represents Marlin's profitability with minimal exposure to commodity price fluctuations, which it believes are not significant components of its operations. Marlin also uses adjusted EBITDA to analyze its performance and defines it as net income (loss) before interest expense (net of amounts capitalized) or interest income, income tax, non-cash equity based compensation, depreciation expense and any gain/loss from interest rate derivatives. Although Marlin has not quantified distributable cash flow on a historical basis, since the closing of the IPO Marlin now computes and presents this measure, defined as adjusted EBITDA plus interest income, less cash paid for interest expense, income tax, and maintenance capital expenditures.
Gross margin, adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of Marlin’s condensed consolidated and combined financial statements, such as industry analysts, investors, commercial banks and others, may use to assess:

▪	the financial performance of Marlin’s assets without regard to financing methods, capital structure or historical cost basis;

▪	the ability of Marlin’s assets to generate earnings sufficient to support the decision to make cash distributions to the unitholders and our general partner;

▪	the ability to fund capital expenditures and incur and service debt;

▪	Marlin’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

▪	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Marlin’s partnership agreement requires that, within 45 days after the end of each quarter, all of Marlin’s Available Cash, as such term is defined in the partnership agreement, be distributed to unitholders of record on the applicable record date.
Note Regarding Non-GAAP Financial Measures

Gross margin, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. Marlin believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing Marlin’s financial condition and results of operations. The GAAP measure most directly comparable to gross margin is operating income. The GAAP measure most directly comparable to adjusted EBITDA and distributable cash flow is net income. These measures should not be considered as an alternative to operating income, net income, or any other measure of financial performance presented in accordance with GAAP. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect net income. You should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of Marlin’s results as reported under GAAP. Additionally, because each of these non-GAAP financial measures may be defined differently by other companies in the industry, Marlin’s definition of them may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Investor Contact:

Michael Tsang, (832) 255-7307
IR@marlinmidstream.com

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit amounts)
(unaudited)

	September 30, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,434	$3,157
Accounts receivable	3,104	2,969
Accounts receivable-affiliates	3,218	3,632
Inventory	230	321
Prepaid assets	481	330
Other current assets	285	285
Total current assets	9,752	10,694
PROPERTY, PLANT AND EQUIPMENT, NET	164,096	162,548
OTHER ASSETS	686	900
TOTAL ASSETS	$174,534	$174,142

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$1,477	$2,791
Accrued liabilities	2,715	2,131
Accounts payable-affiliates	1,935	1,552
Long-term incentive plan payable - affiliates	219	2,752
Total current liabilities	6,346	9,226
LONG-TERM LIABILITIES
Long-term incentive plan payable - affiliates	355	291
Deferred taxes	169	75
Long-term debt	11,000	4,000
Total liabilities	17,870	13,592
PARTNERS’ CAPITAL
Common units (8,979,248 and 8,724,545 issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	142,182	142,587
Subordinated units (8,724,545 issued and outstanding at September 30, 2014 and December 31, 2013)	13,720	17,258
General partner units (357,935 and 356,104 issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	762	705
Total Partners’ Capital	156,664	160,550
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$174,534	$174,142

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

REVENUES:
Natural gas, NGLs and condensate revenue	$2,511	$7,026	$11,852	$14,106
Gathering, processing, transloading and other revenue	5,419	7,321	19,237	17,995
Gathering, processing, transloading and other revenue-affiliates	9,289	4,603	27,394	4,650
Total Revenues	17,219	18,950	58,483	36,751
OPERATING EXPENSES:
Cost of natural gas, NGLs and condensate revenue	1,136	5,045	3,722	7,419
Cost of natural gas, NGLs and condensate revenue-affiliates	1,626	1,434	10,488	4,268
Operation and maintenance	2,132	2,961	6,947	10,048
Operation and maintenance-affiliates	1,505	1,322	5,007	1,830
General and administrative	748	849	2,467	2,927
General and administrative-affiliates	981	1,633	3,795	2,287
Property tax expense	363	291	994	844
Depreciation expense	2,238	2,058	6,568	6,093
Loss on disposal of equipment	—	—	60	—
Total operating expenses	10,729	15,593	40,048	35,716
Operating income	6,490	3,357	18,435	1,035
Interest expense, net of amounts capitalized	(212)	(1,382)	(549)	(4,171)
Loss on interest rate swap	—	(42)	—	(47)
Net income (loss) before tax	6,278	1,933	17,886	(3,183)
Income tax expense	(138)	(11)	(275)	(35)
Net income (loss)	6,140	1,922	17,611	(3,218)

Net income (1)	$6,140	$2,785	$17,611
Less:
Allocation of East New Mexico Dropdown net income prior to acquisition	(160)	—	(160)
General partner interest in net income	(120)	(55)	(349)
Limited partner interest in net income	$5,860	$2,730	$17,102

Net income per limited partner common unit - basic	$0.33	$0.16	$0.98
Net income per limited partner common unit - diluted	$0.33	$0.15	$0.96
Net income per limited partner subordinated unit - basic and diluted	$0.33	$0.16	$0.96
(1) Post-IPO, August 1, 2013 to September 30, 2013 for the three months ended September 30, 2013.

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$17,611	$(3,218)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Loss on disposal of equipment	60	—
Depreciation expense	6,568	6,093
Amortization of deferred financing costs	214	1,198
Equity-based compensation	1,522	1,284
Deferred taxes	95	—
Unrealized loss on derivatives	—	(57)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(135)	2,431
(Increase) decrease in accounts receivable-affiliates	414	(3,323)
(Increase) decrease in inventory	91	(129)
Increase in prepaid assets	(151)	(280)
Decrease in other assets	—	47
Increase (decrease) in accounts payable	(180)	1,321
Increase in accrued liabilities	583	1,279
Increase (decrease) in accounts payable-affiliates	383	(5,064)
Decrease in long-term incentive plan payable	(1,030)	—
Net cash provided by operating activities	26,045	1,582
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,052)	(10,947)
Net cash used in investing activities	(9,052)	(10,947)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	3,574
Issuance of general partner units	38	—
Borrowing of long-term debt	23,500	34,000
Repayments on long-term debt	(16,500)	(152,000)
Payment of deferred financing costs	—	(1,140)
Proceeds from IPO, net of underwriting discount and other costs	—	125,329
Distributions	(19,224)	—
Excess cash purchase price over historical cost of assets acquired from affiliate	(5,530)	—
Net cash provided by (used in) financing activities	(17,716)	9,763
NET DECREASE IN CASH AND CASH EQUIVALENTS	(723)	398
CASH AND CASH EQUIVALENTS-Beginning of Period	3,157	5,555
CASH AND CASH EQUIVALENTS-End of Period	$2,434	$5,953

Supplemental Cash Flow Information:
Cash paid for interest	$352	$3,362
Accrual of Construction-in-progress and capital expenditures	$273	$1,196
Cash paid for income taxes	$70	$40
Issuance of common units for assets acquired from affiliate	$257	$—
Net assets contributed to NuDevco Midstream Development, LLC	$—	$9,385
Intercompany accounts payable assigned to NuDevco Midstream Development, LLC	$—	$11,692

SEGMENT INFORMATION
The Partnership’s revenues are derived from two operating segments: gathering and processing, and crude oil logistics. These segments, along with our corporate segment, are monitored separately by management for performance and are consistent with internal financial reporting. These segments have been identified based on the differing products and services, regulatory environment, and expertise required for their respective operations.
The following table presents financial information by segment:

Three Months Ended September 30, 2014
	Gathering &	Crude Oil	Corporate and	Marlin Midstream
In Thousands	Processing	Logistics	Consolidation	Partners, LP
Total revenues	$13,011	$4,208	$—	$17,219
Cost of revenues	2,762	—	—	2,762
Gross margin	10,249	4,208	—	14,457
Operation and maintenance	3,029	589	19	3,637
General and administrative	—	—	1,729	1,729
Other operating expenses	2,550	51	—	2,601
Operating income	4,670	3,568	(1,748)	6,490

Interest expense, net of amounts capitalized	—	—	(212)	(212)
Net income before tax	4,670	3,568	(1,960)	6,278
Income tax expense	—	—	(138)	(138)
Net income (loss)	$4,670	$3,568	$(2,098)	$6,140

Three Months Ended September 30, 2013
	Gathering &	Crude Oil	Corporate and	Marlin Midstream
In Thousands	Processing	Logistics	Consolidation	Partners, LP
Total revenues	$16,634	$2,316	$—	$18,950
Cost of revenues	6,479	—	—	6,479
Gross margin	10,155	2,316	—	12,471
Operation and maintenance	3,737	546	—	4,283
General and administrative	—	—	2,482	2,482
Other operating expenses	2,344	5	—	2,349
Operating income	4,074	1,765	(2,482)	3,357

Interest expense, net of amounts capitalized	—	—	(1,382)	(1,382)
Gain (loss) on interest rate swap	—	—	(42)	(42)
Net income before tax	4,074	1,765	(3,906)	1,933
Income tax expense	—	—	(11)	(11)
Net income (loss)	$4,074	$1,765	$(3,917)	$1,922

KEY PERFORMANCE METRICS

Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant factors in assessing the results of operations and profitability and include: (i) gross margin; (ii) volume commitments and throughput volumes (including gathering, plant, and transloader throughput); (iii) operation and maintenance expenses; (iv) adjusted EBITDA; and (v) distributable cash flow.

In Thousands, except volume data	Three Months Ended September 30,
	2014	2013
Gross margin	$14,457	$12,471
Gas volumes (MMcf/d) (1)	191	224
Transloading volumes (Bbls/d) (1)	21,317	18,980
Adjusted EBITDA	$8,781	$6,699
Distributable cash flow (2)	$8,105	$5,346
(1) Volumes reflect the minimum volume commitment under our fee-based contracts or actual throughput, whichever is greater, for the post-IPO period.
(2) We will distribute available cash within 45 days after the end of the quarter, beginning with the quarter ended September 30, 2013.

The following table presents a reconciliation of the non-GAAP financial measure of gross margin to the GAAP financial measure of operating income:

In Thousands	Three Months Ended September 30,
	2014	2013
Total operating income	$6,490	$3,357
Operation and maintenance	2,132	2,961
Operation and maintenance-affiliates	1,505	1,322
General and administrative	748	849
General and administrative-affiliates	981	1,633
Property tax expense	363	291
Depreciation expense	2,238	2,058
Gross margin	$14,457	$12,471

The following table presents a reconciliation of the non-GAAP financial measure of adjusted EBITDA to the GAAP financial measure of net income:

In Thousands	Three Months Ended September 30,
	2014	2013
Net income	$6,140	$1,922
Interest expense, net of amounts capitalized	212	1,382
Income tax expense	138	11
Depreciation expense	2,238	2,058
Equity based compensation	53	1,284
(Gain) loss on interest rate swap	—	42
Adjusted EBITDA	$8,781	$6,699

The following table presents a reconciliation of the non-GAAP financial measure of distributable cash flow and distribution coverage ratio to the GAAP financial measure of net income:

Three Months Ended September 30, 2014
In Thousands, except distribution coverage ratio
Net income	$6,140
Add:
Interest expense, net of amounts capitalized	212
Income tax expense	138
Depreciation expense	2,238
Equity based compensation	53
Adjusted EBITDA	8,781
Less:
Maintenance capital expenditures	(230)
Cash interest expense	(148)
Income tax expense	(138)
Adjustment (1)	(160)
Distributable cash flow	$8,105
Distributions to unit holders	$6,593
Distribution coverage ratio	1.2x
(1) Removes the results of the East New Mexico Dropdown for the period prior to the acquisition (July 2, 2014 to July 31, 2014).